EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q4 and Year-End 2015 Financial Results

•	Record 2015 Recurring Revenues of $516.2 Million, Up by 23%

•	Record 2015 Total Revenues of $618.1 Million, Up by 22%

•	Record Q4 Recurring Revenues of $141.1 Million, Up by 26%

•	Record Q4 Total Revenues of $170.7 Million, Up by 26%

Weston, FL, February 2, 2016 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the fourth quarter and year ended 2015. For the quarter ended December 31, 2015, Ultimate reported recurring revenues of $141.1 million, a 26% increase, and total revenues of $170.7 million, a 26% increase, both compared with 2014’s fourth quarter. GAAP net income for the fourth quarter of 2015 was $9.0 million, or $0.30 per diluted share, as compared with GAAP net income of $11.8 million, or $0.40 per diluted share, for the fourth quarter of 2014.

Non-GAAP net income for the fourth quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangibles, was $24.7 million, or $0.83 per diluted share. Non-GAAP net income for the fourth quarter of 2014 was $19.9 million, or $0.68 per diluted share. See “Use of Non-GAAP Financial Information” below.

For 2015, recurring revenues increased 23% to $516.2 million, and total revenues increased 22% to $618.1 million, both as compared with the prior year. For 2015, GAAP net income was $22.7 million, or $0.76 per diluted share, compared with GAAP net income of $44.7 million, or $1.52 per diluted share, for 2014. For 2015, non-GAAP net income, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $78.8 million, or $2.65 per diluted share. For 2014, non-GAAP net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and an income tax benefit for research and development tax credits (for the years 1998-2013), was $61.8 million or $2.11 per diluted share. Included in GAAP net income for the twelve months ended December 31, 2014 was a one-time $12.1 million tax credit for research and development activities for federal and state income tax purposes, covering years 1998-2013, which was recorded in the third quarter of 2014.

“2015 was another milestone year for Ultimate. Our total revenues were at an all-time high of $618 million, and our recurring revenues climbed to a record $516 million. We bettered our 10-year track record of 96% customer retention with a year-over-year retention rate of greater than 97% for 2015, and we now have more than 25 million people records in our customer cloud environment,” said Scott Scherr, CEO, president, and founder of Ultimate. “The continuing demand we see in our Enterprise, Mid-Market, and Strategic markets as well as our strong culture, long-tenured leadership, and highly talented workforce, all position us well to achieve our 2016 objectives and beyond.

“A few days ago, Fortune magazine recognized Ultimate as #1 on its 2016 list of ‘10 Best Large Workplaces in Technology.’ For the last 25 years, we have focused on creating a culture of trust, based upon our belief in the incomparable value of putting employees first. Today, the products and services we provide our customers are the best in our industry because of the passion and commitment of our people.”

Ultimate’s financial results teleconference will be held today, February 2, 2016, at 5:00 p.m. Eastern time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=174062. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 26% for the fourth quarter of 2015 and by 23% for the 2015 year—both as compared with the same periods in 2014. The increase was attributable to revenue growth from our cloud offering. Recurring revenues were 84% of total revenues for 2015 versus 83% for 2014.

•
Ultimate’s total revenues for the fourth quarter of 2015 increased by 26%, as compared with those for the fourth quarter of 2014. Ultimate's total revenues for 2015 increased by 22% compared with those for 2014.

•
Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 97% for its recurring revenue cloud customer base as of December 31, 2015, which compares with greater than 96% for the prior year.

•
Cash flows from operating activities for the fourth quarter of 2015 were $35.3 million, compared with $16.5 million for the same period in 2014. For the twelve months ended December 31, 2015, Ultimate generated $110.8 million in cash from operations, compared with $80.6 million for the twelve months ended December 31, 2014. The combination of cash, cash equivalents, and marketable securities was $129.4 million as of December 31, 2015, compared with $118.5 million as of December 31, 2014.

Stock Repurchases

During the twelve months ended December 31, 2015, we used $43.1 million to acquire 250,969 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan"), and we used $35.0 million to acquire 181,167 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 532,405 shares available for repurchase under our Stock Repurchase Plan.

Business Highlights (all achievements referenced occurred in 2015 unless otherwise noted)

•
Ultimate and NetSuite (NYSE:N), the industry’s leading provider of cloud-based financials/ERP and omnichannel commerce software suites, announced a strategic alliance to integrate the UltiPro HCM solution and the NetSuite ERP suite, giving businesses the ability to manage their entire business lifecycle-from financials, supply chain, and customer relationship management to payroll, human resources, and talent management-through two of the industry’s leading cloud solutions.

•
Ultimate delivered numerous new features in its Summer release, such as a new “at-a-glance” dashboard for predictive metrics on employee performance and retention and a variety of expanded configurability options, such as increased workflow configurability and more flexibility in creating and managing integrations to other business systems through the new intuitive graphical design of UltiPro’s Integration Studio.

•
Ultimate delivered 180 new features and enhancements in its Winter release, including more than 60 customer ideas. One new feature-set is called “My Leadership Actions,” where UltiPro helps managers become more effective leaders by suggesting potential best-practice actions to take as follow-up to information they learn about team members in predictive analytics. Managers have a choice of 16 different categories of employee engagement, such as Growth Opportunities, Collaboration, Meaningful Work, and Life Change.

•
To facilitate compliance with The Patient Protection and Affordable Care Act (PPACA, also most commonly known as ACA), Ultimate delivered UltiPro’s ACA Toolkit to our customers before the end of 2015, providing them with the capabilities they need to complete all of the required reporting, forms, and filing for the 2016 deadline.

•
Ultimate introduced ACA Employer Services for customers who prefer to have Ultimate’s assistance in filing and managing ACA reporting. Ultimate received certification from the Internal Revenue Service’s ACA Information Returns Program, giving us the ability to electronically file compliance documents on behalf of our customers.

•	Nucleus Research named Ultimate a “Leader” in its “HCM Technology Value Matrix Second Half 2015.”

•	Forbes magazine ranked Ultimate #7 on its 2015 list of the “Most Innovative Growth Companies.”

•	Information Week named Ultimate to its Elite 100 list, the Top 100 Business Technology Innovators.

•
Fortune magazine ranked Ultimate #21 on its “100 Best Companies to Work For” list in March 2015. This honor built upon our #20 ranking in 2014, #9 in 2013, and #25 in 2012, in addition to our previous recognition twice as the #1 medium-size company to work for in America by the Great Place to Work Institute in 2008 and 2009.

•
Fortune also ranked Ultimate #6 on its “2015 100 Best Workplaces for Millennials,” #1 on its “2015 Best Workplaces for Hispanics and Latinos,” and, also in 2015, #3 for African Americans, #4 for Diversity, #2 for Camaraderie, and #23 for Women.

•
Bloomberg Business reported in November 2015 that, from a universe of approximately 445,000 companies, Ultimate received the #1 rating for positive-performance outlook from its employees on Glassdoor. Our employees gave Ultimate a greater-than-90% positive business outlook, more than double the Glassdoor company-average of 43%.

•	Fortune ranked Ultimate #1 on its list of "10 Best Large Workplaces in Technology" in January 2016.

Financial Outlook

Ultimate provides the following financial guidance for 2016:

For the first quarter of 2016:

•	Recurring revenues of approximately $150 million,

•	Total revenues of approximately $180 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.

For the year 2016:

•	Recurring revenues to increase by approximately 26% over 2015,

•	Total revenues to increase by approximately 25% over 2015, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management (HCM) solutions, with more than 25 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and employs more than 2,880 professionals. In 2016, Fortune ranked Ultimate #1 on its list of 10 Best Large Workplaces in Technology. In 2015, for the fourth consecutive year, Ultimate was ranked in the top 25 on Fortune's list of the 100 Best Companies to Work For; recognized by Fortune as one of the 100 Fastest-Growing Companies; ranked #7 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; named among the InformationWeek Elite 100, honoring innovation in business technology; and recognized as a “Leader” in Nucleus Research’s HCM Technology Value Matrix. Ultimate has approximately 3,200 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Pep Boys, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Recurring	$141,116	$112,350	$516,177	$419,238
Services	29,534	23,069	101,681	86,165
License	—	11	223	533
Total revenues	170,650	135,430	618,081	505,936
Cost of revenues:
Recurring	36,554	31,635	138,538	117,609
Services	26,982	21,300	99,948	85,939
License	—	3	49	91
Total cost of revenues	63,536	52,938	238,535	203,639
Gross profit	107,114	82,492	379,546	302,297
Operating expenses:
Sales and marketing	48,019	30,638	169,664	117,033
Research and development	25,340	21,970	93,671	83,542
General and administrative	19,433	12,904	72,893	47,379
Total operating expenses	92,792	65,512	336,228	247,954
Operating income	14,322	16,980	43,318	54,343
Other income (expense):
Interest and other expense	(123)	(77)	(491)	(353)
Other income, net	91	86	256	339
Total other income (expense), net	(32)	9	(235)	(14)
Income before income taxes	14,290	16,989	43,083	54,329
Provision for income taxes	(5,259)	(5,154)	(20,384)	(9,592)
Net income	$9,031	$11,835	$22,699	$44,737
Net income per share:
Basic	$0.31	$0.42	$0.79	$1.58
Diluted	$0.30	$0.40	$0.76	$1.52
Weighted average shares outstanding:
Basic	28,756	28,432	28,634	28,293
Diluted	29,873	29,424	29,721	29,343

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Stock-based compensation expense:
Cost of recurring revenues	$1,675	$1,471	$6,303	$5,495
Cost of services revenues	1,307	1,136	5,017	4,446
Sales and marketing	11,525	6,018	41,059	20,767
Research and development	1,601	1,142	6,180	4,788
General and administrative	6,545	3,055	23,857	10,692
Total non-cash stock-based compensation expense	$22,653	$12,822	$82,416	$46,188

Amortization of acquired intangibles:
General and administrative	$251	$278	$1,034	$1,139
Total amortization of acquired intangibles	$251	$278	$1,034	$1,139

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of	As of
	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$109,325	$108,298
Investments in marketable securities	10,780	7,862
Accounts receivable, net	130,106	100,218
Prepaid expenses and other current assets	46,804	34,788
Deferred tax assets, net	883	965
Total current assets before funds held for clients	297,898	252,131
Funds held for clients	923,308	759,087
Total current assets	1,221,206	1,011,218
Property and equipment, net	125,492	86,595
Goodwill	24,410	25,696
Investments in marketable securities	9,278	2,294
Intangible assets, net	5,167	6,774
Other assets, net	31,107	20,611
Deferred tax assets, net	48,909	37,110
Total assets	$1,465,569	$1,190,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,395	$7,418
Accrued expenses	42,097	30,941
Deferred revenue	142,793	109,552
Capital lease obligations	4,488	3,655
Other borrowings	400	567
Total current liabilities before client fund obligations	197,173	152,133
Client fund obligations	923,366	759,087
Total current liabilities	1,120,539	911,220
Deferred revenue	2,934	153
Deferred rent	3,719	2,368
Capital lease obligations	3,665	3,359
Other borrowings	—	400
Deferred income tax liability	646	1,049
Total liabilities	1,131,503	918,549

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	333	327
Additional paid-in capital	463,609	376,609
Accumulated other comprehensive loss	(7,829)	(3,590)
Accumulated earnings	59,627	36,928
	515,740	410,274
Treasury stock, at cost	(181,674)	(138,525)
Total stockholders’ equity	334,066	271,749
Total liabilities and stockholders’ equity	$1,465,569	$1,190,298

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$22,699	$44,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,738	19,263
Provision for doubtful accounts	4,687	2,264
Non-cash stock-based compensation expense	82,416	46,185
Income taxes	19,739	9,030
Excess tax benefit from employee stock plan	(31,859)	(27,499)
Changes in operating assets and liabilities:
Accounts receivable	(34,575)	(16,806)
Prepaid expenses and other current assets	(12,016)	(5,414)
Other assets	(10,496)	(3,271)
Accounts payable	(23)	996
Accrued expenses and deferred rent	12,507	4,582
Deferred revenue	36,022	6,521
Net cash provided by operating activities	110,839	80,588
Cash flows from investing activities:
Purchases of property and equipment	(50,634)	(38,100)
Purchases of marketable securities	(91,528)	(10,355)
Maturities of marketable securities	11,711	10,377
Payments for acquisitions	—	(257)
Net purchases of client funds securities	(94,306)	(496,860)
Net cash used in investing activities	(224,757)	(535,195)
Cash flows from financing activities:
Repurchases of Common Stock	(43,149)	(19,981)
Net proceeds from issuances of Common Stock	4,701	6,208
Excess tax benefits from employee stock plan	31,859	27,499
Shares acquired to settle employee tax withholding liability	(34,989)	(19,883)
Principal payments on capital lease obligations	(4,810)	(4,082)
Repayments of other borrowings	(567)	(2,690)
Net increase in client fund obligations	164,279	496,860
Net cash provided by financing activities	117,324	483,931
Effect of exchange rate changes on cash	(2,379)	(820)
Net increase in cash and cash equivalents	1,027	28,504
Cash and cash equivalents, beginning of period	108,298	79,794
Cash and cash equivalents, end of period	$109,325	$108,298

Supplemental disclosure of cash flow information:
Cash paid for interest	$371	$327
Cash paid for taxes	$815	$582

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$5,949	$5,907
Stock consideration adjustment recorded for acquisitions	$—	$(818)
Stock based compensation for capitalized software	$3,018	$1,730

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Non-GAAP operating income reconciliation:
Operating income	14,322	16,980	43,318	54,343
Operating income, as a % of total revenues	8.4%	12.5%	7.0%	10.7%
Add back:
Non-cash stock-based compensation expense	22,653	12,822	82,416	46,188
Non-cash amortization of acquired intangible assets	251	278	1,034	1,139
Non-GAAP operating income	$37,226	$30,080	$126,768	$101,670
Non-GAAP operating income, as a % of total revenues	21.8%	22.2%	20.5%	20.1%

Non-GAAP net income reconciliation:
Net income	$9,031	$11,835	$22,699	$44,737
Add back:
Non-cash stock-based compensation expense	22,653	12,822	82,416	46,188
Non-cash amortization of acquired intangible assets	251	278	1,034	1,139
Income tax effect of above two items	(7,251)	(4,995)	(27,345)	(18,175)
Research and development tax credits	—	—	—	(12,084)
Non-GAAP net income	$24,684	$19,940	$78,804	$61,805

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.30	$0.40	$0.76	$1.52
Add back:
Non-cash stock-based compensation expense	0.76	0.44	2.78	1.57
Non-cash amortization of acquired intangible assets	0.01	0.01	0.03	0.04
Income tax effect of above two items	(0.24)	(0.17)	(0.92)	(0.61)
Research and development tax credits	—	—	—	(0.41)
Non-GAAP net income, per diluted share	$0.83	$0.68	$2.65	$2.11
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,756	28,432	28,634	28,293
Diluted	29,873	29,424	29,721	29,343

(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2015, stock-based compensation expense was $22.7 million and $82.4 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2014, stock-based compensation expense was $12.8 million and $46.2 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2015, the amortization of acquired intangible assets was $0.3 million and $1.0 million, respectively. For the three and twelve months ended December 31, 2014 the amortization of acquired intangible assets was $0.3 million and $1.1 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development tax credits. In accordance with GAAP, net income for the twelve months ended December 31, 2014, includes a one-time income tax benefit of $12.1 million for research and development tax credits for federal and state income tax purposes related to the tax years from 1998 through 2013. The research and development tax credits for the tax years from 1998 through 2013 are excluded from Ultimate’s non-GAAP financial measures at this time because they are a tax benefit that relates to prior periods and that Ultimate does not consider part of ongoing operations when assessing its financial performance.